Exhibit 10.34

TIME-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Phillips Edison & Company, Inc. 2020 Omnibus Incentive Plan, as amended (the “Plan”), Phillips Edison & Company, Inc. (the “Company”) hereby grants an award of the number of Restricted Stock Units set forth on Exhibit A hereto (an “Award”) to the Grantee set forth on Exhibit A. Each Restricted Stock Unit shall relate to one share of Common Stock, par value $0.01 per share (the “Stock”) of the Company. Capitalized terms in this award agreement (this “Agreement”) shall have the meaning specified in the Plan, unless a different meaning is specified herein.

1.Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any shares of Stock issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until the later of (a) the Restricted Stock Units have vested as provided in Section 2 of this Agreement, (b) shares of Stock have been issued to the Grantee in accordance with the terms of the Plan and this Agreement and (c) 180 days following the listing of the Stock on a national securities exchange, unless waived by the Company’s Board of Directors.

2.Vesting of Restricted Stock Units. The restrictions and conditions of Section 1 of this Agreement shall lapse as set forth on Exhibit A attached hereto. The Committee may at any time accelerate the vesting schedule specified in this Section 2.

3.Termination of Employment. Except as otherwise provided on Exhibit A, if the Grantee’s employment with the Company and its Subsidiaries terminates for any reason prior to the satisfaction of the vesting conditions set forth in Section 2 above, any Restricted Stock Units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of the Grantee’s successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock Units.

4.Issuance of Shares of Stock. As soon as practicable following each Vesting Date or such other date as of which the Restricted Stock Units granted herein vest (but in no event later than two and one-half months after the end of the calendar year in which vesting occurs), the Company shall issue to the Grantee the number of shares of Stock equal to the aggregate number of Restricted Stock Units that have vested pursuant to Exhibit A and Section 2 of this Agreement on such date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares.

5.Dividend Equivalents. The Grantee shall be entitled to receive an amount in cash equal to the product of (a) the per-share amount of any cash dividends, with a record date on or after the Grant Date (as defined in Exhibit A) and prior to settlement pursuant to Section 4, declared with respect to a share of Stock multiplied by (b) the number of Restricted Stock Units granted herein that are outstanding on such record date, which amount shall be paid to the Grantee in cash if and when such dividend is paid to the holders of Stock. The payment of any such dividend equivalents is intended to comply with the requirements for a “short term deferral” under Section 409A of the Code and this Agreement, and such equivalents will be construed and administered to comply with such requirements.

6.Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee set forth in Section 4.3 of the Plan. In the event of a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Agreement shall control.

7.Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Company shall have the authority to cause the required tax withholding obligation to be satisfied, in whole or in part, by withholding from shares of Stock to be issued to the Grantee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.

8.Section 409A of the Code. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.

9.Share Repurchase Program. Grantee hereby agrees that during the period of employment with the Company or its affiliates and for a period of six (6) months following the end of such employment, Grantee will not, without the prior written consent of the Company, participate in the Company’s Share Repurchase Program (“SRP”). The foregoing sentence shall not prohibit the ability of Grantee to sell, pledge, transfer, hypothecate, or otherwise dispose of shares of Stock in any other manner permitted under federal and state securities laws. In addition, the foregoing restriction on participation in the SRP shall not apply to repurchase requests in connection with Grantee’s death, “Qualifying Disability” (as defined in the SRP), or “Determination of Incompetence” (as defined in the SRP).

10.No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee’s employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Grantee at any time.

11.Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning this Award.

12.Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its Subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee: (a) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (b) waives any privacy rights the Grantee may have with respect to the Relevant Information; (c) authorizes the Relevant Companies to store and transmit such information in electronic form; and (d) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. The Relevant Information will only be used in accordance with applicable law.

13.Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee by hand or at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Award Agreement to be executed as of the ____ day of ____________, _____.

PHILLIPS EDISON & COMPANY, INC.

By:
Name
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:
Grantee’s Signature

Exhibit A1

Name of Grantee:
No. of Restricted Stock Units:
Grant Date:

1.Vesting of Restricted Stock Units. The restrictions and conditions in Section 1 of the Agreement shall lapse with respect to (i) 50% of Restricted Stock Units set forth above on the eighteenth (18th) month anniversary of the Grant Date, and (ii) 50% of the Restricted Stock Units set forth above on the thirty-sixth (36th) month anniversary of the Grant Date (each a “Vesting Date”).

2.Definitions. Defined terms used herein but not defined herein shall have the meanings given to such terms in the Agreement or in the Plan, as applicable. For purposes of this Exhibit A and the Agreement, the following terms shall have the following meanings:

(a)“Cause” shall mean any of the following acts by the Grantee, as determined by the Committee or the Board: (i) the Grantee’s commission of any fraud, misappropriation or gross and willful misconduct which causes demonstrable injury to the Company or an Affiliate; (ii) the Grantee’s act of dishonesty resulting or intended to result, directly or indirectly, in gain or personal enrichment at the expense of the Company or an Affiliate; (iii) the Grantee’s willful and repeated failure to follow specific directives of the Board or the Chief Executive Officer to act or refrain from acting, which directives are consistent with the Participant’s position and title; or (iv) the Grantee’s conviction of, or a plea of nolo contendere with respect to, a felony or a crime involving moral turpitude.

(b)“Disability” shall have the same meaning as provided in the long-term disability plan or policy maintained (or most recently maintained) by the Company or relevant Subsidiary for the Grantee, whether or not such Grantee actually receives disability benefits under such plan or policy. If no long-term disability plan or policy was ever maintained on behalf of Grantee, Disability means the Grantee’s inability to perform the duties of the occupation at which he or she was employed or served when such disability commenced by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for at least twelve (12) continuous months.

(c)“Good Reason” means the occurrence of any of the following events or circumstances without the Grantee’s express prior written consent: (i)(A) material diminution in the Grantee’s targeted total annual compensation except for across-the-board target annual compensation reductions similarly affecting all or substantially all similarly situated associates of the Company; (B) a material diminution in the Grantee’s authority, duties or responsibilities; or (C) any other action or inaction that constitutes a material breach by the Company or a Subsidiary of the terms of any employment agreement to which the Grantee may be a party; and (ii) the Grantee provides written notice of the Grantee’s intent to terminate for Good Reason no later than thirty (30) days after the event or condition purportedly giving rise to Good Reason first occurs; and (iii) the Company or Subsidiary fails to cure such event or condition within thirty (30) days of receiving such notice; and (iv) the Grantee terminates the Grantee’s employment within ninety (90) days of the such event or condition.

(d)“Retirement” means termination of Grantee’s employment with the Company after reaching the age of 65, following at least 10 years of service to the Company. Notwithstanding the foregoing, a termination by Grantee shall not be deemed to constitute a Retirement for purposes of this Agreement unless (i) Grantee has provided the Company with at least 90 days’ advance written notice of such Retirement (the “Notice Period”), (ii) Grantee remains continuously employed by the Company during the Notice Period, and (iii) Grantee’s employment automatically terminates upon the termination date set forth in such notice (or such other date as may be accepted by the Committee). A termination for Cause shall not constitute Retirement hereunder.

3.Termination of Employment as a result of Death, Disability, or Retirement. In the event that the Grantee’s employment with the Company is terminated as a result of Grantee’s death, Disability, or Retirement, the portion of the Restricted Stock Units that would have vested during the 12 month period following the date of Grantee’s termination of employment shall immediately accelerate and vest on the date of termination.

4.Change in Control. Notwithstanding anything the contrary in the Plan, including Section 14.8 of the Plan, in the event of a termination of the Grantee’s employment by the Company not for Cause, and not due to the Grantee’s death, Disability or Retirement (which is governed by Section 3 of this Exhibit A above), or the Grantee resigns for Good Reason, in either case upon or during the 24 month period following a Change in Control (as defined in the Plan), the portion of the Restricted Stock Units that would have vested during the 12 month period following the date of Grantee’s resignation or termination of employment shall immediately accelerate and vest on the date of such resignation or termination.

5.Other Termination. For the avoidance of doubt, in the event of a termination of the Grantee’s employment by the Company for Cause, and not due to the Grantee’s death, Disability or Retirement (which is governed by Section 3 of this Exhibit A above), or the Grantee’s resignation not for Good Reason, Section 3 of the Agreement shall apply.

6.Lock-up Covenant. Grantee hereby agrees that, without the prior written consent of the Company, he or she will not, during the period commencing on the Grant Date and ending 180 days thereafter, transfer or dispose of, directly or indirectly, any shares of the Company’s common stock (“Common Stock”) beneficially owned by Grantee or any other securities so owned convertible into or exercisable or exchangeable for Common Stock (including shares of Class B common stock, par value $0.01 per share, of the

Company), whether now owned or hereafter acquired by Grantee; provided, however, that the foregoing restriction shall not apply to transfers to the Company or its subsidiaries pursuant to (i) the exercise on a net-issuance basis by Grantee of any award granted pursuant to the Company’s employee benefit plans or (ii) share withholding to cover applicable taxes in connection with the vesting or settlement of any award granted pursuant to the Company’s employee benefit plans.

7.Prior Awards. Notwithstanding anything to the contrary in any prior award agreement granted under the Plan or any other prior employee or executive incentive plan of the Company or its Subsidiaries or affiliates, including, without limitation, the Phillips Edison Grocery Center REIT I, Inc. Amended and Restated 2010 Long-Term Incentive Plan (collectively, the “Plans”), the definitions of Cause, Change in Control, Disability, Good Reason, Retirement, and Severance Plan in the Agreement and this Exhibit A shall apply to all awards granted under the Plans on or prior to the date hereof and entirely supersede and replace any similar definitions applicable to such prior awards.

[1] This exhibit is for time-based awards for employees other than SVPs and Executives.

Exhibit A2

Name of Grantee:
No. of Restricted Stock Units:
Grant Date:

1.Vesting of Restricted Stock Units. The restrictions and conditions in Section 1 of the Agreement shall lapse with respect to (i) 50% of Restricted Stock Units set forth above on the eighteenth (18th) month anniversary of the Grant Date, and (ii) 50% of the Restricted Stock Units set forth above on the thirty-sixth (36th) month anniversary of the Grant Date (each a “Vesting Date”).

2.Definitions. Defined terms used herein but not defined herein shall have the meanings given to such terms in the Agreement or in the Plan, as applicable. For purposes of this Exhibit A and the Agreement, the following terms shall have the following meanings:

(a)“Cause” shall mean any of the following acts by the Grantee, as determined by the Committee or the Board: (i) the Grantee’s commission of any fraud, misappropriation or gross and willful misconduct which causes demonstrable injury to the Company or an Affiliate; (ii) the Grantee’s act of dishonesty resulting or intended to result, directly or indirectly, in gain or personal enrichment at the expense of the Company or an Affiliate; (iii) the Grantee’s willful and repeated failure to follow specific directives of the Board or the Chief Executive Officer to act or refrain from acting, which directives are consistent with the Participant’s position and title; or (iv) the Grantee’s conviction of, or a plea of nolo contendere with respect to, a felony or a crime involving moral turpitude.

(b)“Disability” shall have the same meaning as provided in the long-term disability plan or policy maintained (or most recently maintained) by the Company or relevant Subsidiary for the Grantee, whether or not such Grantee actually receives disability benefits under such plan or policy. If no long-term disability plan or policy was ever maintained on behalf of Grantee, Disability means the Grantee’s inability to perform the duties of the occupation at which he or she was employed or served when such disability commenced by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for at least twelve (12) continuous months.

(c)“Good Reason” means the occurrence of any of the following events or circumstances without the Grantee’s express prior written consent: (i)(A) material diminution in the Grantee’s targeted total annual compensation except for across-the-board target annual compensation reductions similarly affecting all or substantially all similarly situated associates of the Company; (B) a material diminution in the Grantee’s authority, duties or responsibilities; (C) a material diminution in the authority, duties or responsibilities of the supervisor to whom the Grantee reports; or (D) any other action or inaction that constitutes a material breach by the Company or a Subsidiary of the terms of any employment agreement to which the Grantee may be a party; and (ii) the Grantee provides written notice of the Grantee’s intent to terminate for Good Reason no later than thirty (30) days after the event or condition purportedly giving rise to Good Reason first occurs; and (iii) the Company or Subsidiary fails to cure such event or condition within thirty (30) days of receiving such notice; and (iv) the Grantee terminates the Grantee’s employment within ninety (90) days of the such event or condition.

(d)“Retirement” means termination of Grantee’s employment with the Company after reaching the age of 65, following at least 10 years of service to the Company. Notwithstanding the foregoing, a termination by Grantee shall not be deemed to constitute a Retirement for purposes of this Agreement unless (i) Grantee has provided the Company with at least 90 days’ advance written notice of such Retirement (the “Notice Period”), (ii) Grantee remains continuously employed by the Company during the Notice Period, and (iii) Grantee’s employment automatically terminates upon the termination date set forth in such notice (or such other date as may be accepted by the Committee). A termination for Cause shall not constitute Retirement hereunder.

3.Termination of Employment as a result of Death, Disability, or Retirement. In the event that the Grantee’s employment with the Company is terminated as a result of Grantee’s death, Disability, or Retirement, the portion of the Restricted Stock Units that would have vested during the 12 month period following the date of Grantee’s termination of employment shall immediately accelerate and vest on the date of termination.

4.Change in Control. Notwithstanding anything the contrary in the Plan, including Section 14.8 of the Plan, in the event of a termination of the Grantee’s employment by the Company not for Cause, and not due to the Grantee’s death, Disability or Retirement (which is governed by Section 3 of this Exhibit A above), or the Grantee resigns for Good Reason, in either case upon or during the 24 month period following a Change in Control (as defined in the Plan), the portion of the Restricted Stock Units that would have vested during the 12 month period following the date of Grantee’s resignation or termination of employment shall immediately accelerate and vest on the date of such resignation or termination.

5.Other Termination. For the avoidance of doubt, in the event of a termination of the Grantee’s employment by the Company for Cause, and not due to the Grantee’s death, Disability or Retirement (which is governed by Section 3 of this Exhibit A above), or the Grantee’s resignation not for Good Reason, Section 3 of the Agreement shall apply.

6.Lock-up Covenant. Grantee hereby agrees that, without the prior written consent of the Company, he or she will not, during the period commencing on the Grant Date and ending 180 days thereafter, transfer or dispose of, directly or indirectly, any shares of the Company’s common stock (“Common Stock”) beneficially owned by Grantee or any other securities so owned convertible into or exercisable or exchangeable for Common Stock (including shares of Class B common stock, par value $0.01 per share, of the Company), whether now owned or hereafter acquired by Grantee; provided, however, that the foregoing restriction shall not apply to transfers to the Company or its subsidiaries pursuant to (i) the exercise on a net-issuance basis by Grantee of any award granted pursuant to the Company’s employee benefit plans or (ii) share withholding to cover applicable taxes in connection with the vesting or settlement of any award granted pursuant to the Company’s employee benefit plans.

7.Prior Awards. Notwithstanding anything to the contrary in any prior award agreement granted under the Plan or any other prior employee or executive incentive plan of the Company or its Subsidiaries or affiliates, including, without limitation, the Phillips Edison Grocery Center REIT I, Inc. Amended and Restated 2010 Long-Term Incentive Plan (collectively, the “Plans”), the definitions of Cause, Change in Control, Disability, Good Reason, Retirement, and Severance Plan in the Agreement and this Exhibit A shall apply to all awards granted under the Plans on or prior to the date hereof and entirely supersede and replace any similar definitions applicable to such prior awards.

[2] This exhibit is for time-based awards for SVPs that are not Named Executive Officers.

Exhibit A3

Name of Grantee:
No. of Restricted Stock Units:
Grant Date:

1.Vesting of Restricted Stock Units. The restrictions and conditions in Section 1 of the Agreement shall lapse with respect to (i) 50% of Restricted Stock Units set forth above on the eighteenth (18th) month anniversary of the Grant Date, and (ii) 50% of the Restricted Stock Units set forth above on the thirty-sixth (36th) month anniversary of the Grant Date (each a “Vesting Date”).

2.Definitions. Defined terms used herein but not defined herein shall have the meanings given to such terms in the Agreement or in the Plan, as applicable. For purposes of this Exhibit A and the Agreement, the following terms shall have the following meanings:

(a)“Cause” has the meaning set forth in the Severance Plan.

(b)“Change in Control” has the meaning set forth in the Severance Plan.

(c)“Disability” has the meaning set forth in the Severance Plan.

(d)“Good Reason” has the meaning set forth in the Severance Plan.

(e)“Retirement” means termination of Grantee’s employment with the Company after reaching the age of 65, following at least 10 years of service to the Company. Notwithstanding the foregoing, a termination by Grantee shall not be deemed to constitute a Retirement for purposes of this Agreement unless (i) Grantee has provided the Company with at least 90 days’ advance written notice of such Retirement (the “Notice Period”), (ii) Grantee remains continuously employed by the Company during the Notice Period, and (iii) Grantee’s employment automatically terminates upon the termination date set forth in such notice (or such other date as may be accepted by the Committee). A termination for Cause shall not constitute Retirement hereunder.

(f)“Severance Period” has the meaning set forth in the Severance Plan.

(g)“Severance Plan” means the Phillips Edison & Company, Inc. Amended and Restated Executive Severance and Change in Control Plan as in effect as of the Grant Date.

3.Termination of Employment as a result of Death, Disability, or Retirement. In the event that the Grantee’s employment with the Company is terminated as a result of Grantee’s death, Disability, or Retirement, the portion of the Restricted Stock Units that would have vested during the Severance Period shall thereupon vest.

4.Executive Severance and Change in Control Plan; Termination without Cause or Resignation for Good Reason. Notwithstanding anything to the contrary in the Agreement, the terms of the Severance Plan shall remain in effect. In the event of a termination of the Grantee’s employment by the Company and its Affiliates (as defined in the Severance Plan) not for Cause or the Grantee resigns for Good Reason, the Award shall be treated as set forth in Section 4(c) or Section 5(c) of the Severance Plan, as applicable.

5.Other Termination. For the avoidance of doubt, in the event of a termination of the Grantee’s employment by the Company for Cause or the Grantee’s resignation not for Good Reason and not due to the Grantee’s death, Disability or Retirement, Section 3 of the Agreement shall apply.

6.Prior Awards. Notwithstanding anything to the contrary in any prior award agreement granted under the Plan or any other prior employee or executive incentive plan of the Company or its Subsidiaries or affiliates, including, without limitation, the Phillips Edison Grocery Center REIT I, Inc. Amended and Restated 2010 Long-Term Incentive Plan (collectively, the “Plans”), the definitions of Cause, Change in Control, Disability, Good Reason, Retirement, and Severance Plan in the Agreement and this Exhibit A shall apply to all awards granted under the Plans on or prior to the date hereof and entirely supersede and replace any similar definitions applicable to such prior awards.

[3] This exhibit is for time-based awards for Named Executive Officers.